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                                                                EXHIBIT 10.21



LICENSE AGREEMENT FOR THE REALPLAYER PLUS


IMPORTANT -- READ CAREFULLY: By clicking on the "I Accept" button or by opening the sealed packet(s) to make and utilize copies of the RealPlayer Plus and accompanying software ("Software") Licensee agrees to be and is hereby bound by the terms of this License Agreement ("License Agreement"). If Licensee does not agree to the terms of this License Agreement, Licensee must promptly destroy all copies of the Software and accompanying documentation ("Documentation") and obtain a full refund of any fees paid from RealNetworks Inc.

I. GRANT OF LICENSE:

RealNetworks Inc. and it's suppliers and licensors (collectively "RN") hereby grants to Licensee a non-exclusive license to use the Software and Documentation subject to the following terms:

Licensee may: (i) use the Software on any single computer; (ii) use the Software on a second computer so long as the first and second computers are not used simultaneously; (iii) copy the Software for back-up, archival purposes provided any copy must contain all of the original Software's proprietary notices.

Licensee may not: (i) permit other individuals to use the Software except under the terms listed above; (ii) modify, translate, reverse engineer, decompile, disassemble (except to the extent that this restriction is expressly prohibited by law) or create derivative works based upon the Software or Documentation;
(iii) copy the Software or Documentation (except for back-up purposes); (iv) rent, lease, transfer, or otherwise transfer rights to the Software or Documentation; or (v) remove any proprietary notices or labels on the Software or Documentation.

II.  SOFTWARE:

If Licensee receives the first copy of the Software electronically and a second copy on media the second copy may be used for archival purposes only and may not be transferred to or used by any other person. This license does not grant Licensee any right to any enhancement or update.

III. TITLE:

Title, ownership, rights, and intellectual property rights in and to the Software and Documentation shall remain in RN and/or its suppliers. The Software is protected by the copyright laws of the United States and international copyright treaties. Title, ownership rights and intellectual property rights in and to the content accessed through the Software including the content contained in the Software media demonstration files shall be retained by the applicable content owner and may be protected by applicable copyright or other law. This license gives Licensee no rights to such content.

IV. LIMITED WARRANTY:

RN warrants that for a period of ninety (90) days from the date of acquisition the Software if operated as directed will substantially achieve the functionality described in the Documentation. RN does not warrant however that Licensee's use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. RN also warrants that the media containing the Software if provided by RN is free from defects in material and workmanship and will so remain for ninety (90) days from the date Licensee acquires the Software.

NO OTHER WARRANTIES: TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW RN AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES EITHER EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO THE SOFTWARE THE ACCOMPANYING WRITTEN MATERIALS AND ANY ACCOMPANYING HARDWARE. If any modifications are made to the Software by Licensee during the warranty period; if the media is subjected to accident abuse or improper use; or if Licensee violates the terms of this License Agreement, this warranty shall immediately terminate. This warranty shall not apply if the Software is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the Software was designed to be used as described in the Documentation. THIS LIMITED WARRANTY GIVES LICENSEE SPECIFIC LEGAL RIGHTS. LICENSEE MAY HAVE OTHERS WHICH VARY FROM STATE/JURISDICTION TO STATE/JURISDICTION.

V. CUSTOMER REMEDIES:

RN's sole liability for any breach of this warranty shall be in RN's sole discretion: (i) to replace Licensee's defective media; or (ii) to advise Licensee how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or (iii) if the above remedies are impracticable, to refund the license fee, if any, Licensee paid for the Software.

RealPlayer Plus 5.0 License Pub. Date (10-6-97)
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Repaired, corrected or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software or if longer for thirty (30) days after the date RN either shipped to Licensee the repaired or replaced Software or advised Licensee as to how to operate the Software so as to achieve the functionality described in the Documentation, whichever is applicable. Only if Licensee informs RN of the problem with the Software during the applicable warranty period and provides evidence of the date Licensee acquired the Software will RN be obligated to honor this warranty.

VI. LIMITATION OF LIABILITY:

UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY WHETHER IN TORT CONTRACT OR OTHERWISE SHALL RN OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES EVEN IF RN SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY. FURTHER, IN NO EVENT SHALL RN'S LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT EXCEED THE LICENSE FEE PAID TO RN FOR THE SOFTWARE AND DOCUMENTATION. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO LICENSEE.

VII.  INDEMNIFICATION

Licensee represents and warrants that it will utilize the "Selective Record" feature only for data or content for which Licensee has obtained all necessary clearances and permissions, or for which the owner of such data or content has expressly granted permission to record in writing adjacent to such data or content on the owner's website. Licensee assumes the entire risk resulting from its breach of this warranty and agrees to hold harmless, indemnify, and defend RN its officers, directors, and employees from and against any losses, damages, fines and expenses (including attorneys' fees and costs) arising out of or relating to any claims that the Licensee has recorded and/or transmitted materials in violation of another party's rights.

VIII. TERMINATION:

This License Agreement shall terminate automatically if Licensee fails to comply with the limitations described in this license. No notice shall be required from RN to effectuate such termination. On termination Licensee must destroy all copies of the Software and Documentation.

IX. U.S. GOVERNMENT RESTRICTED RIGHTS AND EXPORT RESTRICTIONS:

The Software is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph
(c)(1)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (c)(i) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is RealNetworks, 1111 Third Avenue, Suite 2900, Seattle, Washington 98101. Licensee acknowledges that none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported into (or to a national or resident of) Angola, Cuba, Iran, Iraq, Libya,North Korea, Sudan, Syria, or any other country to which the U.S. has embargoed goods; or anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. By using the Software, Licensee is agreeing to the foregoing, and is representing and warranting that it is not located in or under the control of a national or resident of any such country or on any such list.

X. GOVERNING LAW:

This License Agreement shall be governed by the laws of the State of Washington, without regard to conflicts of law provisions, and Recipient consents to the exclusive jurisdiction of the state and federal courts sitting in the State of Washington. Any and all unresolved disputes arising under this License Agreement shall be submitted to arbitration in the State of Washington. The arbitration shall be conducted under the rules then prevailing of the American Arbitration Association. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction. This License Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

XI. ENTIRE AGREEMENT:

This License Agreement constitutes the complete and exclusive agreement between RN and Licensee with respect to the subject matter hereof and supersedes all prior oral or written understandings, communications or agreements not specifically incorporated herein. This License Agreement may not be modified except in a writing duly signed by an authorized representative of RN and Licensee. THE ACCEPTANCE OF ANY PURCHASE ORDER PLACED BY LICENSEE IS EXPRESSLY MADE CONDITIONAL ON THE CONSENT OFLICENSEE TO THE TERMS SET FORTH HEREIN.


RealPlayer Plus 5.0 License Pub. Date (10-6-97)